AMENDMENT NO. 2 TO LEASE
                        DATED AS OF MARCH 5, 1992 BETWEEN
           MEDTOX LABORATORY, INC., A MINNESOTA CORPORATION ("TENANT")
                                       AND
                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY,
                (FORMERLY PHOENIX MUTUAL LIFE INSURANCE COMPANY)
                       A NEW YORK CORPORATION ("LANDLORD")

         THIS AGREEMENT IS MADE AND ENTERED INTO this 27th day of June. 1994, by and between Phoenix Home Life Mutual Insurance Company ("Landlord") and Medtox Laboratories, Inc., a Minnesota Corporation ("Tenant") for the purpose of amending that certain Lease Agreement ("the Lease") entered into between the Landlord and Tenant on March 5, 1992, covering the premises presently occupied by Tenant at 402 West County Road D, New Brighton, Minnesota.

         WHEREAS, Landlord and Tenant amended said Lease (Amendment No. 1 - March 12, 1993), expanding the premises by 9,989 square feet to a total of 37,630 square feet.

         WHEREAS, Landlord and Tenant hereby agree that the lease shall be further amended as follows:

1. Article 1: Description of Premises. The Leased Premises shall remain at Suite 402, County Road D and 35W, New Brighton, Minnesota, but the square footage shall be increased by 3,387 square feet by adding Suite 382 (shown on attached Exhibit) for a total amended square footage of 41,017 square feet. The Premises now includes Suites 108, 410, 412, 414 and 382 as shown on the attached Exhibit.

2. Article 2: Term and Base Rent. Effective October 1, 1994, Tenant agrees to pay a Base Rent during the remainder of the term of the Lease on the following rent schedule:
                             Months       Monthly Base Rent

                       10/1/94 - 3/31/97     $27,501.43

3. Additional Rent. Effective October 1, 1994, the Additional Rent shall be calculated on 41,017 square feet.

     4. Tenant Improvement Allowance. None; Tenant accepts Premises in "As Is" condition.

7. Except as expressly provided herein above, the Lease remains in full force and effect and has not been otherwise amended.

TENANT:                                   LANDLORD:
Medtox Laboratories, Inc.                 Phoenix Home Life Mutual Insurance Co.

By: /s/ James S. Arrington                 By: /s/ Donald P. Maurus
Its: Chairman & CEO                       Its: Managing Director

                                     EXHIBIT
                                 INTERSTATE 35W

(New Brighton Business Plaza Floor Plan appears here)

                            AMENDMENT NO. 1 TO LEASE
                        DATED AS OF MARCH 5, 1992 BETWEEN
            MEDTOX LABORATORY INC., A MINNESOTA CORPORATION ("TENANT")
                                       AND
                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY,
                (FORMERLY PHOENIX MUTUAL LIFE INSURANCE COMPANY)
                       A NEW YORK CORPORATION ("LANDLORD")

         THIS AGREEMENT IS MADE AND ENTERED INTO this 12th day of March , 1993 by and between Phoenix Home Life Mutual Insurance Company ("Landlord") and the
Medtox Laboratories Inc., a Minnesota Corporation ("Tenant) for the purpose of amending that certain Lease Agreement ("the Lease") entered into between the Landlord and Tenant on March 5, 1992 covering the premises presently occupied by Tenant at 402 West County Road D, New Brighton, Minnesota.

The Landlord and Tenant hereby agree that the lease shall be amended as follows:

1. Article 1: Description of Premises. The Leased Premises shall remain at Suite 402, County Road D and 35W, New Brighton, Minnesota, but the square footage shall be increased by 9,989 square feet (Suites 108, 410, 412 and 414) for a total amended square footage of 37,630 square feet. The Leased Premises as changed and amended are depicted on the building plans attached hereto as Exhibit A-2 and said A-2 shall replace Exhibit Al originally attached to the Lease.

2. Article 2: Term and Base Rent.  The Tenant agrees to pay Base Rent during the
remainder  of  the  term  of  the  Lease  on  the   following   rent   schedule:

Months                               Monthly
4/1/93 to 7/31/93                    $18,749.81
8/1/93 to 2/28/94                    $25,525.68
3/1/94 to 3/31/94                         $0.00
4/1/94 to 3/31/97                    $25,525.68

3. Additional Rent. Effective April 1, 1993, the Additional Rent shall be calculated on 37,630 square feet.

4. Tenant Improvement Allowance. Tenant shall be given a Tenant Improvement Allowance not to exceed the sum of $86,673.00 (9,989 sf. x $8.68 p.s.f) which shall be paid to Tenant upon completion of the following conditions.


b. Medtox will provide Landlord a list of all contractors, subcontractors. and vendors performing work on the project. Such list shall include contractor's name. address, phone number, description of work performed. and name of contact person.

c. Medtox will provide a copy of approved building permit.

d. Medtox will provide a certificate of occupancy from the City upon completion of work.

e.  Medtox  will  provide   final  lien  waivers   from  all   contractors   and
subcontractors indicating final contract amount and full release of lien rights contingent upon final payment

5. Tenant/Contractor Construction Amendment. In conjunction with approval from Landlord for the Tenant to directly perform construction activities, and prior to the commencement of any construction, Tenant agrees to provide the following information:

a. Contractor's Certificate of Insurance shall be forwarded to Landlord for approval. Insurance limits and certificate shall be on forms acceptable to Landlord.

b. A project construction schedule shall be provided to Landlord.

Tenant also agrees to perform work to the standards set forth below:

a. All roof penetrations shall be installed per details provided or approved by Landlord.

b. All roof penetrations shall be inspected by representative of Landlord, and any cost associated with said inspection shall be paid for by the Landlord.

c. All remaining paint, wallcovering, carpet, etc. shall be removed at completion of construction unless Tenant specifically requests material to be saved and stored within Tenant's Leased Premises.


Upon completion of she project, the following  information shall be submitted to
Landlord:

a. Copies of all project change orders approved by Tenant.

b.  Copies  of  project   punchlist   indicating  all  items  are  complete  and
satisfactory to Tenant

c. As-built drawings documenting any changes made during the project.

d. Operation and maintenance manuals including warranties for all appropriate equipment

e. Air balancing report from mechanical contractor certifying all diffusers have been properly adjusted and all equipment has been inspected.

 6. Security Deposit. Tenant agrees to provide Landlord with a current financial statement on or before four (4) months after hue end of their fiscal year as defined as December 31. If after reviewing said financial statement. Tenant's net worth is less than $1,500,000, Tenant agrees upon Landlord's request to provide Landlord with one month's base rent totaling $25,525.68 to be held as a security deposit.

7. Except as expressly provided herein above. the Lease remains in full force and effect and has not been otherwise amended.

This Lease Amendment is contingent upon a mutually executed Amendment between Phoenix Home Life Mutual Insurance Company (Landlord) and The Pacesetter Corporation (Tenant) providing for Pacesetter to vacate Suite 108 in Building "A."

LANDLORD:                                 TENANT:

Phoenix Home Life Mutual Insurance Co.    Medtox Laboratories Inc.

By:  /s/ Donald P. Maurus                 By: Kingsley R. Labrosse
Its: Managing Director                    Its: President
     North Central Region
By:
Its:

                            EXHIBIT A-2

(Amended New Brighton Business Plaza Floor Plan appears here)

                            STANDARD LEASE AGREEMENT
                            FOR OFFICE/SERVICE SPACE

This lease, made this ________ day of ____________, 19___ by and between Phoenix Mutual Life insurance Company, a Connecticut corporation, (hereinafter called the "Landlord"), and MEDTOX Laboratories, Inc. (hereinafter called "Tenant").

                                   WITNESSETH

ARTICLE 1 - DESCRIPTION OF PREMISES

         Landlord, in consideration of the rents and covenants herein contained, hereby leases the following to wit: 27,641 square feet of space in Suite 402 of an office and Warehouse building ("The Building") located at County Road D & 35W, New Brighton, MN Minnesota as outlined in red on Exhibit "A-1" to this Lease Agreement said space hereinafter called the "Premises", having the approximate areas: _______ square feet of office space _____ square feet of warehouse, storage or service space. Appurtenant to the Premises shall be a non-exclusive license for access to and use of the common areas of New Brighton Business Center including without limitation the parking lots and driveways thereon (together hereinafter "the Parking Area").

ARTICLE 2 - TERM AND BASE RENT

         TO HAVE AND TO HOLD the Premises together with all appurtenant rights and privileges, unto Tenant for a term of 60 months, commencing on the day of April 1, 1992, and terminating ________ on the 31 day of March, 1997 (hereinafter called the "Term"), Tenant to pay during the Term a monthly minium rent ("Minimum Rent") of _________________________ Dollars ($18,749.81) payable in advance on the first day of each calendar month or any extension or renewal thereof; provided, that said commencement and termination dates are specifically subject to the provisions of Article 4 hereof. In the event of any fractional calendar month. Tenant shall pay for each day in such partial month a rental equal to 1/30 of said base rent. The monthly base rent together with any additional rent payable hereunder, shall be paid in advance without demand on the first of each month during the Lease Term to Landlord's Agent at its office at United Properties Brokerager and Management Company, NW 9044, P.O. Box 1450, Minneapolis, MN 55485, or at such other address as tenant shall be advised to use by Landlord.

ARTICLE 3 - USE OF PREMISES

         The Premises shall be used by Tenant for office/tech/laboratory/whse and for no other purpose, subject to all regulations imposed by local state or other governmental agencies and subject to rules and regulations which may be promulgated by Landlord.

ARTICLE 4 - CONSTRUCTION AND POSSESSION

         If construction of the Premises is not complete at the time of execution of this Lease, Landlord agrees to complete such construction in accordance with Exhibit A-2, which shall be attached hereto and made a part hereof. If Landlord for any reason cannot deliver possession of the Premises to Tenant at the commencement of the term hereof. Landlord shall not be liable to Tenant for any loss or damage resulting therefrom nor shall such failure affect the validity of this lease or the obligations of Tenant hereunder and shall automatically extend the term of this Lease by the number of days that possession is so delayed (unless Tenant chooses to accept possession prior to completion, in which case the term shall commence from the date of possession and full rental shall be payable from the date of possession). The premises shall be considered to be ready to be delivered to the Tenant when the Premises are substantially completed and generally suitable for occupancy. In the event that the Tenant has undertaken to complete some of the finishing in the Premises, unavailability of materials order independently by the Tenant for installation in the Premises or any other inability on the Tenant's part to complete that work shall not be considered a reason for the Tenant to delay possession and hence delay and/or avoid payment of rent. If Landlord permits Tenant to occupy the Premises prior to the commencement date of the term hereof, such occupancy shall be subject to all of the previsions of this Lease, but early possession shall not advance the expiration date set forth herein.

ARTICLE 5 - ADDITIONAL RENT

         A. Tenant shall pay to Landlord as Additional Rent throughout the term its pro rata share of real estate taxes and operating expenses.

         (1.) Real Estate: Taxes Tenant shall pay its pro rata share of the Real Estate Taxes. The term "Real Estate Taxes" herein shall mean all real estate taxes, all assessments, and any taxes in lien thereof or any tax that may be levied assessed or imposed which may become due or payable against or by the Building or the parcel of land upon which it is constructed. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Real Estate Taxes shall be include within the term "Real Estate Taxes". Tenant shall pay to Landlord, in each year during the Term of this Lease Agreement and any extension or renewal thereof, Tenant's proportionate share of all Real Estate Taxes paid by Landlord in that year. Any tax year commencing during any lease year shall be deemed to correspond to such lease year. In the event the taxing authorities include in the Real Estate Taxes the value of any of machinery, equipment, fixtures, inventory or other personal property or asset of Tenant, then Tenant shall pay all the taxes attributable to such items in addition to its addition to its proportionate share of said aforementioned Real Estate Taxes.

         (2.) Common Area Operating Expense: Tenant shall pay its pro rate share of the annual aggregate Common Area Operating Expenses ("Operating Expense") incurred by Landlord in the operation, maintenance and repair of the Building, the Parking Area and the parcel of land on which they are locate. The term "Operating Expense" herein shall include but not be limited to maintenance, operator, repair, replacement and care of all heating, lighting and plumbing fixture in or severing common areas and of all equipment, systems, roofs, exterior glass, landscaped areas, signs, Building exteriors (non-structural) and parking lots, all payments by Landlord for snow removal, refuse removal insurance premiums, management fees, wages and fringe benefits of personnel employed for the aforesaid work and proportionate costs of equipment purchases and used for such purposes; and the cost (amortized over such reasonable period as Landlord shall determine) of any capital improvements made to the building by Landlord after commencement of the Term which result in a reduction of Operating Expenses or which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed. Tenant shall pay for all water, gas heat, light, power, and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant then Tenant shall pay a pro ratable share of all charges jointly metered with other portions of the Building such ratable share to be calculated as the ratio of the tenant's gross rentable area to the total gross renewable area of the Building.

         B. In the event the Term shall begin or expire at any time during the calendar year. Tenant shall be responsible for his pro rata share of Additional Rent under subdivisions 1 and 2 of paragraph A for such partial year.

         C. Prior to commencement of this Lease Agreement and prior to the commencement of each calendar year thereafter commencing during the Term or any renewal or extension thereof. Landlord may estimate for the following calendar year, or portion, thereof remaining. Tenant's share of Real Estate Taxes and Operating Expenses and the ___ Rent payable by Tenant during such calendar year to cover those charges or a current basis. Such estimates will be in wrong and will be delivered or mailed to Tenant at the Premises. The Additional Rent so estimated shall be payable by Tenant an equal monthly installments, an advance, on the first day of each month during such calendar year. In the event that each estimate is delivered to Tenant after the fist day of January of such calendar year, the estimated Additional Rent for that year shall be payable as Additional Rent in equal monthly installments, in advance, on the first day of each month over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year after delivery of the estimate.

         D. For purposes of this Article Tenant's "pro rata share" shall be determined as the ratio of the local rentable square feet in the Premises to the total rentable square feet in the Building.

         E. Upon completion of each calendar year during the Term or any renewal or extension thereof. Landlord shall determined the actual amount of the Real Estate Taxes and Operating Expenses payable by Tenant in such calendar year and deliver a written certification of the amounts thereof to Tenant. If Tenant has underpaid its proportionate share of Real Estate Taxes or Operating Expenses for such calendar year, Tenant shall pay the balance thereof within ten (10) days after the receipt of such statement. If Tenant has overpaid the same, Landlord shall either (i) refused such excess, or (ii) credit such excess against the next monthly installment of Additional Rent payable by Tenant. A pro rata adjustment shall be made for a fractional calendar year occurring during the Term of this Lease Agreement or any renewal or extension thereof based upon the number of days of the Term of the Lease Agreement during said calendar year as compared to three hundred sixty-five (365) days and all additional sums payable by Tenant or credit due Tenant as a result of the provisions of this Article 5 shall be adjusted accordingly.

         F. Landlord reserves, and Tenant hereby assigns to Landlord, the sole and exclusive right to contest, protest, petition for review, or otherwise seek a reduction in the Real Estate Taxes.

ARTICLE 6 - TENANTS RESPONSIBILITY, CARE OF PREMISES AND UTILITIES

         A. In addition to section 2 above, Tenant shall be responsible for the maintenance of the Premises, including but not limited to maintenance, repair or replacement of entrance doors, overhead garage doors, truck dock doors, heating, plumbing, electrical, mechanical and air conditioning fixtures, and equipment used by Tenant.

         B. Maintenance of heating, mechanical and air conditioning fixtures and equipment shall specifically include the reasonable cost of quarterly inspections and repairs preformed by Landlord's own engineers and by an independent mechanical contractor who shall be contracted for by Landlord said cost to be included in Operating Expenses under Article 5 of this Lease Agreement.

         C. Tenant shall pay for and provide for trash removal unless Landlord chooses to use a single trash removal company for the property and allocate the prorata share of the cost to the Tenant. Tenant shall use the dumpster provided by Landlord or trash removal company and shall not leave or store any materials or trash on the grounds, in the Parking Areas or in any common areas. If Landlord makes a trash room or area available to the Tenant in the building. Tenant shall dispose of its trash in said room or area if so requested by Landlord.

         D. Tenant shall be responsible for prompt and adequate removal of snow, ice and other hazardous conditions accumulating or occurring on all sidewalk and walkways between the Premises and the Parking Areas and/or street.*

         E. Tenant further agrees (a) to keep the Premises in as good condition and repair as it was in at the time that Tenant took possession of same reasonable wear and tear and damage from fire and other casualty for which insurance is normally procured excepted; (b) to keep the Premises in a clean and sanitary condition; (c) not to commit any nuisance or waste on the Premises, throw foreign substances in plumbing facilities, or waste any of the utilities furnished by Landlord; (d) not to obstruct entries, halls, stairways, lavatories, or other common areas not use the same for anything other than their intended purposes; (e) and (f) that the use of the Premises, Parking
Areas and the common areas shall be subject to such reasonable Rules and Regulations as may be procumlgated by Landlord for the comfort and convenience of the owners, occupants, and visitors of the Building.

         F. If Tenant shall fail to keep and preserve the Premises in the state of condition required by the provisions of this Lease Agreement, Landlord may, at its option, put or cause the same to be put in the condition and state of repair agreed upon, and in such case, Tenant shall pay the cost thereof.

         G. Tenant shall pay when due all charges for sewer usage or rental, garbage disposal, refuse removal, water, electricity, gas, fuel oil, L.P. Gas telephone and/or other utility services or energy source furnished to the Premises during the Term or any renewal or extension thereof.

      * Landlord shall remove snow one inch or greater from sidewalk.

ARTICLE 7 - LANDLORD'S RESPONSIBILITIES AND QUIET ENJOYMENT

         Landlord shall at its own expense keep in good order, safe condition and repair the structural parts of the Building including the outer walls roof foundation, and interior support columns, except that Tenant shall be responsible for the cost of the repairs that are caused by the fault or negligence of Tenant its employees, or invites. Landlord warrants that it has full right to execute and to perform this Lease Agreement and to grant the estate ___ and that Tenant, upon payment of the rents and other amounts due and the performance of all the terms, conditions, covenants and agreements on Tenant's part to be observed and performed under this Lease Agreement, may peaceably and quietly enjoy the Premises for the uses permitted hereunder, subject, nevertheless, to the terms and conditions of this Lease Agreement.

ARTICLE 8 - ESTOPPEL CERTIFICATES

         A. Each party hereto agrees that at any time, and from time to time during the Term (but not more often than twice in each calendar year), within ten (10) days after request by the other party hereto, it will execute, acknowledge and deliver to such other party or to any prospective purchase, assignee or mortgage designated by such other party, an estoppel certificate in a form acceptable to Landlord.

ARTICLE 9 - NON PERMITTED USE

         Tenant agrees not to commit or permit any act to be performed on the Premises or any omission to occur which will be in violation of any statute, regulation, or ordinance of any governmental body or which will increase the insurance rates on the Building or which will be in violation of any insurance policy carried on the Premises by Landlord. Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise and shall not do or permit to be done in or about the Premises anything which will be dangerous to life or limb. Tenant warrants and represents it shall not nor shall it permit the storage, production, use or disposal of hazardous wastes or substances (as defined under Federal or State law) in or around the Premises Building or Parking Areas. Tenant's indemnification in the next Article shall be deemed to include any breach of this representation and warranty. There shall be no sale of food or beverages by mobile facility or otherwise on the Premises without the written consent of Landlord. Tenant further agrees not to use or permit the use by its employees or visitors of the Parking Areas for the overnight storage of vehicles.

ARTICLE 10 - INSURANCE AND INDEMNITY

         A. Tenant shall maintain in full force and effect during the Term a policy of public liability insurance under which Landlord is named additional insured. The maximum limits of liability of such insurance shall be $1,000,000. This limit shall apply per ___. Said insurance also provides for contractual liability coverage by endorsement. Tenant further covenants and agrees to indemnify and hold Landlord and Landlord's manager of the Building harmless from any claim, loss or damage, including reasonable attorney's fees, suffered by Landlord. Landlord's manager or Landlord's other tenants caused by any act or omission of Tenant. Tenant's employees or anyone claiming through or by Tenant in, at or around the Premises or the Building. If Tenant shall not comply with its covenants made in this Article 10, Landlord may, at its option, cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand.

         B. Landlord shall carry and cause to be in full force and effect a fire and extended coverage insurance policy on the Building but not contents owned, leased to or otherwise in possession of Tenant. The cost of such insurance shall be as an Operating Expense as defined in Article 5 of this Lease Agreement.

         C. Landlord and Tenant each waives any and all rights of recovery against the other or against the officers, employees, agents, and representatives of the other, for loss of or damage to such waivering party or property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage.

ARTICLE 11 - NON-LIABILITY OF LANDLORD AND LANDLORD'S AGENTS

         In the absence of fraud, no person, firm, or corperation, or the heirs, legal representatives, successors and assigns, respectively, thereof, executing this lease on Landlord's behalf as agent, trustee or in any other representative capacity shall ever be deemed or held individually liable hereunder for any reason or cause whatsoever. Landlord's liability under this lease shall not extend to any of Landlord's assets or property other than the Building, but shall be limited to Landlord's interest in the Building and the underlying real estate.

ARTICLE 12 - FIRE REPAIR

         In the event of damage to the Building or the Premises by fire, the elements, or other casualty, Landlord at its option may terminate this Lease Agreement or repair the damage. If the damage renders the Premises untenantable in whole or in such part that it is impracticable to conduct business therein the rent shall wholly abate until the damage has been repaired. If the damage renders the Premises untenantable in part but Tenant continues to occupy them in part the rent shall be reduced in the proportion that the unoccupied portion of the Premises bears to the entire Premises until the damage has been repaired.

ARTICLE 13 - CONDEMNATION LOSS

         Should all the Premises be taken in condemnation proceedings or by exercise of any right of eminent domain, then this Lease Agreement shall automatically terminate as of the case the condemning authority or the authority exercising its right of eminent domain takes possession of the Premises. If there is a partial taking but Tenant continues to occupy the Premises in part the rent shall be reduced in the proportion that the unoccupied part of the Premises bears to the entire Premises. If as a result of a partial taking, the Premises are no longer usable for the purpose(s) specified in Article 3 of this Lease Agreement. Tenant may terminate this Lease Agreement as of the date the condemning authority or the authority exercises its right of eminent domain and takes possession of the Premises by giving written notice thereof to Landlord. If there is a partial taking of the Building or other Parking Area. Landlord may terminate this Lease Agreement as of the date specified in the foregoing sentence by giving written notice thereof to Tenant. All damages awarded for any such taking shall belong to and be the property of Landlord irrespective of this basis upon which they are awarded provided, however, that nothing contained herein shall prevent Tenant from making a separate claim to the condemning authority for its moving expenses, trade fixtures and Tenant's loss of business. For purposes of this Article a taking by eminent domain shall include Landlord's giving of a deed under threat of condemnation.

ARTICLE 14 - ASSIGNMENT AND SUBLETTING

         A. Tenant agrees not to assign, sublet, license mortgage or encumber this Lease Agreement the Premises or any part thereof, whether by voluntary act operation of law, or otherwise, without the specific prior written consent of Landlord in each instance. If Tenant is a corporation or partnership, transfer of a controlling interest of Tenant shall be considered an assignment of this Lease Agreement for purposes of this Article. Consent by Landlord in one such instance shall not be a waiver of Landlord in one such instance shall not be a waiver of Landlord's rights under this Article as to requiring consent for any subsequent instance. In the event Tenant desires to sublet a part or all of the Premises, or assign this Lease Agreement. Tenant shall give written notice to Landlord at lease thirty (30) days prior to the proposed subletting or assignment, which notice shall state the name of the proposed subtenant or assignee, the terms of any sublease or assignment documents and copies of financial reports or other relevant financial information of the proposed subtenant or assignee. At Landlord's option, any and all payments by the proposed assignee or sublessee with respect to the assignment or sublease shall be paid directly to Landlord. In any event, no subletting or assignment shall release Tenant of its obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the Term of this Lease Agreement. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. At Landlord's option, Landlord may terminate the Lease Agreement in lien of giving it's consent to any proposed assignment of this Lease Agreement or subletting of the Premises (which termination may contingent upon the execution of a new lease with the proposed assignee or subtenant).

         B. Landlord's right to assign this Lease Agreement is and shall remain unqualified upon any sale or transfer of the Building and, providing the purchaser succeeds to the interest of Landlord under this Lease Agreement. Landlord shall thereupon be entirely freed of all obligations of the Landlord hereunder and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

ARTICLE 15 - MECHANICS LIENS

         In the event any mechanic's lien shall at any time be filed against the Premises or any part of the Building by reason of work labor, services or materials performed or furnished to Tenant or to anyone holding the Premises through or under Tenant. Tenant shall forthwith cause the same to be discharged of record. If Tenant shall fail to cause such lien forthwith to be discharged within five (5) days after being notified of the filing thereof ___ in addition to any other right or remedy for Landlord. Landlord may, but shall not be obligated to discharge the same by paying the amount claimed to be due or by bonding and the amount so paid by Landlord and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of such lien, shall be due and payable in full by Tenant to Landlord on demand.

ARTICLE 16 - SURRENDER

         On the last day of the Term or upon the sooner termination thereof, Tenant shall peaceably surrender the Premises in good condition and repair consistent with Tenant's duty to make repairs as provided in Article 6 hereof. On or before the last day of the Term or the sooner termination thereof, Tenant shall at its expense remove all of its equipment and other personal property from the Premises, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. At the election of Landlord, all alterations, additions and fixtures, other than Tenant's equipment, which have been made or installed by either Landlord or Tenant upon the Premises shall remain as Landlord's property and shall be surrendered with the Premises as part thereof, or Landlord may require removal or the same at the end of the Term. It is specifically agreed that any and all telephonic, coaxial, or other computer, wordprocessing, facsimile, or electronic wiring installed by the Tenant within the Premises (hereafter "Wiring") shall be removed at Tenant's cost at expiration of the Term, unless Landlord has specifically requested in writing that said Wiring shall remain, whereupon said Wiring shall be surrendered with the Premises as Landlord's property. If the Premises are not surrendered at the end of the Term or sooner termination thereof. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation claims made by a succeeding tenant as a result of such delay. Tenant shall promptly surrender all keys for the Premises to Landlord at the place then fixed for payment of rent.

ARTICLE 17 - HOLDING OVER

         In the event Tenant remains in possession of the Premises after the expiration of this Lease Agreement, whether by lapse of time or termination, and without the execution of a new Lease Agreement, it shall be deemed to be occupying said Premises as a tenant at sufferance. Tenant shall pay during that time a monthly rental at the rate of 150% of the Minimum Rent plus all Additional Rent payable hereunder, subject to all the conditions, provisions and obligations of this Lease Agreement insofar as the same can be applicable to said tenancy.

ARTICLE 18 - DEFAULT OF TENANT

         If any one or more of the following occurs: (1) a rent payment or any other payment due from Tenant to Landlord shall be and remain unpaid in whole or in part for more than fifteen (15) days after same is due and payable; (2) Tenant shall violate or default on any of the other covenants, agreements, stipulations or conditions herein or in any other agreement between Landlord and Tenant relating to the Premises and such violation or defaults shall continue for a period of thirty (30) days after written notice from Landlord of such violation or default; (3) if Tenant or any guarantor of this Lease Agreement shall commence or have commenced against Tenant or any guarantor proceedings under a bankruptcy, receivership, insolvency or similar types of action; or (4) Landlord may, without process, re-enter immediately into the Leased Premises and remove all persons and property therefrom and at its option, cancel this Lease as to all future rights of Tenant, and regain, repossess, and enjoy the Premises, and Tenant hereby expressly waives the right of any notice in writing of intention to re-entry and also the right of restoration to possession of the Leased Premises after re-entry or after judgment for possession thereof, Tenant shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the cost of any necessary maintenance, repair, restoration, relenting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Landlord to enforce the provisions of this Lease Agreement, regain possession of the Premises or the collection of the rentals due Landlord hereunder. Tenant shall also be liable to Landlord for the payment of a late charge in the amount of 10% of rental installment or other sum due Landlord hereunder if said payment has not been received within ten (10) days from the date said payment becomes due and payable, or cleared by Landlord's bank within six (6) business days after deposit. Each night or remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement now or hereafter existing at law or in equity or by statute or otherwise.

ARTICLE 19 - DEFAULT OF LANDLORD

         Landlord shall be deemed to be in default under this Lease Agreement until the Tenant has given Landlord written notice specifying the nature of the default and Landlord does not cure such default within thirty (30) days after receipt of such notice or within such reasonable time thereafter as may be necessary to cure such default where such default is of such a character as to reasonably require more than thirty (30) days to cure.

ARTICLE 20 - ALTERATIONS

* See Addendum

ARTICLE 21 - SIGNAGE

         The only Tenant signage permitted on or in any part of the Premises and visible from the exterior of the Premises shall be Landlord's standard building signage* approved and installed by Landlord at Tenant's expense. Tenant agrees to maintain its signage in good repair, and to hold Landlord harmless from any loss, cost, or damages resulting from the erection, existence, maintenance, or removal of the signage. Landlord may with reasonable notice enter the Premises at any time and, at the expense of Tenant, remove unauthorized signs without liability for damages. Landlord may maintain any signage at the Premises or Building and the cost of such maintenance shall be the obligation of Tenant payable on demand. * See Addendum

ARTICLE 22 - ENTRY

         Tenant agrees to provide Landlord with a list of people which Landlord may contact in order to gain access to Tenant's space in case of an emergency.

ARTICLE 23 - SUBORDINATION

         It is mutually agreed that this Lease Agreement shall be subordinated to any and all mortgages, including any renewals, modifications, consolidations, replacements and extensions thereof now or hereafter imposed on the building by Landlord. Tenants right to quick possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease Agreement, unless this Lease Agreement is otherwise terminated pursuant to its terms. In the event Landlord's mortgagee wishes to waive the subordinator right set forth in this Article, then upon written notice to Tenant, this lease shall be deemed prior in encumbrance to said mortgage. In confirmation of such subordination or priority, Tenant, upon request, shall promptly execute and deliver any instrument, as required by Landlord's mortgagee.

ARTICLE 24 - GENERAL

         This Lease Agreement does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement shall become effective only upon execution and delivery thereof by Landlord and Tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. The covenants of Tenant to pay the Minimum Rent and the Additional Rent are each independent of any other covenant, condition, provision or agreement contained in this Lease Agreement. The marginal or topical headings of the several paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto. Any notice required to be served in writing hereunder shall be delivered personally or sent by registered mail to Tenant at the address of the Premises and to Landlord at the address then fixed for payment of rent. The place at which Tenant is to pay all rent shall be designated in a separate writing from Landlord. This Lease Agreement shall be construed under the laws of the State of Minnesota. If Tenant is a corporation, each individual executing this Lease Agreement on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease Agreement on behalf of said corporation in accordance with the Bylaws of said corporation, and that this Lease Agreement is binding upon said corporation in accordance with its terms. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent no endorsement or statement of any check or any letter or other writing accompany any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and the Landlord may accept and negotiate such check or payment without prejudice to Landlord's rights to: (i) recover the remaining balance of such unpaid rent or (ii) pursue any other remedy provided in this Lease Agreement. Neither party shall record this Lease Agreement or any memorandum thereof and any such recordation shall be a breach of this Lease Agreement, void and without effect. Time is of the essence with respect to the due performance of the terms, covenants and conditions herein contained.

ARTICLE 25 - SECURITY DEPOSIT

ARTICLE 26 - SUBSTITUTION

ARTICLE 27 - EXCULPATION

         Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord, it being agreed that Landlord and Landlord's partners, whether general or limited (if Landlord is a partnership) or its directors, officers or shareholders (if Landlord is a corporation), shall never be personally liable for any such judgment.

         IN WITNESS WHEREOF, the Landlord and Tenant have caused this instrument to be executed in duplicate the day and year first above written. Individuals signing on behalf of a principal's warrant that they have the authority to bind said principal.



TENANT: MEDTOX Laboratories, Inc.            LANDLORD: PHOENIX MUTUAL LIFE INSURANCE COMPANY

By /s/ Kingsley R. Labrosse                  By /s/ Donald P. Maurus
       Kingsley R. Labrosse                         Managing Director
                                                    North Central Region

By                                           By

ITS                                          ITS

DATE                                         DATE   3-5-95


EXHIBIT A-1

(West Brighton Building Plaza Floor Plan Appears Here)

                                    ADDENDUM

Article 2 - Term and Base Rent

Free minimum rent: Medtox, Inc. will not be required to pay minimum rent the first six (6) months and the Twenty-fourth (24th) month of the lease term, but shall be responsible for an other expenses pursuant to this lease.

Article 14 - Assignment and Subletting

Landlord will not unreasonably withhold consent

Article 20 - Alterations

Medtox Laboratories, Inc. shall be given a Tenant improvement allowance not to exceed the sum of $171,752.40 which shall be paid to Medtox Laboratories, Inc. upon the completion of the following conditions:

1. Medtox Laboratories, Inc. shall receive formal written acceptance from United Properties approving all construction to be done. Said approval shall not be unreasonably withheld or delayed.

2. List of all contractors,  subcontractors,  and vendors performing work on the
project.   list  shall  include   contractor's  name,  address,   phone  number,
description of work performed, and name of contact person.

3. Copy of approved building permit.

4. Certificate of occupancy from the City.

5. Final lien waivers from all contractors and subcontractors indicating final contract amount and full release of lien rights contingent upon final payment.

Tenant/Contractor Construction Amendment

In conjunction  with approval from United  Properties for the tenant to directly
perform  construction  activities,   tenant  agrees  to  provide  the  following
information and perform to the standards as set forth below.

1. Contractor's Certificate of Insurance shall be forwarded to United Properties for approval. Insurance limits and certificate shall be on forms acceptable to United Properties.

2. Provide project construction schedule to United Properties.

3. All roof penetrations shall be installed per details provided or approved by United Properties.

4.  All roof  penetrations  shall  be  inspected  by  representative  of  United
Properties

Upon completion of the project, the following information shall be submitted to United Properties.

5. Copies of all project change orders approved by tenant

6. Copy of project punchlist indicating all items are complete and satisfactory to tenant

7. As-built drawings documenting any charges made during the project

8. Submission of operation and maintenance manuals including warranties for an appropriate equipment.

9. Air balancing report from mechanical contractor certifying all diffusers have been properly adjusted and all equipment has been inspected.

10. All remaining paint, wallcovering, carpet, etc. shall be removed at completion of project unless tenant specifically requests material to be saved and stored within tenant's leased premises.

Option To Expand

Medtox shall have the one time right to expand into the adjacent 3,239 square feet (Suite #410) on October 1, 1992 or upon availability of the Premises whichever is sooner. Landlord shall give Tenant a 30 day prior written notice (Notice) of the availability of such space. Upon receipt of such Notice Tenant shall have fifteen days to notify Landlord in writing (Tenant Notice) of its intent to take the Expansion Space. If Tenant elects to take the Expansion Space, it shall be on the same terms and conditions as their existing lease except that Tenant shall have a Tenant Improvement Allowance of $10.00 per square foot and there shall be six (6) months of free Base Rent Landlord and Tenant shall then execute a Lease Amendment memorializing this Agreement.

Picnic Area

The Landlord agrees to create at Landlord's expense a picnic area to be located near Medtox's main entrance.

 Design Change

The landlord agrees to work with Medtox in achieving the following:

1. Increase tenant identity through signage alterations.

2. Create a greater ease of entry into Medtox's space via their current main entry.

Any changes made to the building shall be subject to city codes and restrictions
and  Landlord's   sole  approval.   The  cost  of  said  changes  shall  be  the
responsibility of the tenant.

Lease Contingency

This lease is contingent upon a mutually executed lease cancellation letter between Phoenix Mutual Life Insurance Company and CRA Inc.

                               LEASE CANCELLATION

A lease dated March 6, 1990 by and between Phoenix Mutual LIFE Insurance Company, as successors in interests to WRI, Inc., DBA Winfield Realty, as agents for the owner (the prior landlord) and C.R.A for the premises located at New Brighton Business Center, Building "A", 382 West County Road "D" (partial Bay 2, Bay 3 and 4, partial Bay 5) is hereby canceled effective April 1 , 1992 with the following conditions:

Whereas: Phoenix Mutual Life Insurance Company desires to extend and expand Medtox Laboratories in the property.

Whereas: CRA desires to relocate from the above premises.

Therefore: It is the desire of Phoenix Mutual Life Insurance Company and CRA, Inc. to cancel this lease effective April l, 1992.

This lease cancellation is contingent upon a mutually executed lease for the above space between Medtox Laboratories, Inc. and Phoenix Mutual Life Insurance Company for a term of five years, beginning April 1 , 1992.


/s/ Donald P. Maurus                   /s/ Brian C. Boevers
Phoenix Mutual Life Insurance Company  CRA, Inc., a New York corporation

                     LANDLORD'S WAIVER OF LIEN AND AGREEMENT

THIS LANDLORD'S WAIVER OF LIEN AND AGREEMENT ("Agreement")was made and entered into on the 28 day of July , 1993 by and between NORWEST BANK MINNESOTA, N.A. with offices at 2329 Central Avenue N.E., Minneapolis, MN, 55418 (the "Bank') and Phoenix Home Life Mutual Insurance Company, with offices at One American Row, Hartford, CT 06115 (the "Landlord").

WHEREAS, MEDTOX Laboratories, Inc. (the 'Tenant") has a leasehold interest under a certain lease (the "Lease") dated March 5, 1992, covering the following described real property ("Leased Premises") in the County of Ramsey, State of Minnesota to-wit:

         Suite 402
         New Brighton Business Center
         County Road D and 35W
         New Brighton, MN

WHEREAS, Bank proposes to extend loans or credit from time to time to Tenant, which loans or credit will be evidenced by notes or loan documents which may be extended or renewed from time to time (hereinafter referred to as the "Loans"), which Loans may be secured by a security interest covering certain personal property located or to be located on the Leased Premises described above; and,

WHEREAS, Bank is unwilling to make Loans to Tenant unless and until Landlord executes this agreement with respect to the personal property of Tenant located in or on the Leased Premises.

NOW THEREFORE, in order to induce Bank to make Loans to Tenant, and in consideration of Bank making said loans, Landlord hereby certifies, represents and covenants to Bank as follows:

1. That the Tenant is presently in lawful possession of the Leased Premises by virtue of the Lease.

2. That as of the date of this Agreement no default exists under any terms of the Lease or any other conditions relative to occupancy of the Leased Premises.

3. That should the Tenant default in any of the Loans so that the Bank proposes to foreclose or otherwise realize upon collateral securing any such Loan, or in the event of termination of Tenant's rights to occupy said Leased Premises for any reason, Bank shall have the following rights:

(a) The right to enter upon the Leased Premises, with notification to Landlord, for the purposes of enforcing its lien upon the personal property of Tenant located in or on the Leased Premises, including the foreclosure and sale of machinery, equipment, furniture, or other personal property, title to which is in Tenant and not in Bank and for the purpose of removing from the Leased Premises such machinery, equipment, furniture, or other personal property of Tenant; and,

(b) The right upon such entry to retain possession of Leased Premises for such time as shall be required by Bank to effect a complete removal or complete disposition of the personal property of the Tenant, but such duration of possession shall in no event exceed a period of sixty (60) days from the date of such entry and for such possession Bank shall be liable for and shall pay to Landlord a rental of not more than the rental provided for in the Lease or the rent last paid by Tenant prior to the entry of Bank in the event said Lease has been terminated. Bank shall repair any damages caused by Bank's entry, use, or removal of said personal property.

 4. That none of the personal property of the Tenant situated on said Leased Premises constitutes fixtures or any part of the real estate of the Landlord. The personal property has been placed on said Leased Premises with the agreement and understanding that part or all of such property may at any time be removed therefrom by the Tenant or his assigns, and that any and all personal property hereafter placed on said Leased Premises by Tenant may be removed therefrom and shall not be considered affixed to or as a part of said real estate.

 5. That Landlord shall give Bank written notice of any default under or breach of the Lease which left uncured would cause a termination of the Lease by the Landlord. Said notice shall be in writing and be forwarded to Bank by certified mail addressed to Bank at its aforementioned address.

This Agreement shall be incorporated as part of the Lease by reference and shall be binding on and inure to the benefit of the signatories hereto and their executors, administrators, heirs, successors, and assigns.


IN WITNESS WHEREOF, the undersigned have executed this Agreement this 28 day of July, 1993.


                       (Landlord)  PHOENIX HOME LIFE MUTUAL INSURANCE
                                   COMPANY
                                   By: /s/ Nadine F. Huff
                                   Its: Directors, Real Estate

                       (Bank)      NORWEST BANK MINNESOTA, N.A.
                                   By: Janet Stodola
                                   Its: Commercial Banking Officer

The undersigned hereby consents to the above agreement and agrees to be bound
thereby. Dated this         of                      ,                .


                       (Tenant)    MEDTOX Laboratories, Inc.
                                   By: John ? McC???
                                   Its: Executive Vice President

                               SUBLEASE AGREEMENT

This Sublease Agreement, is made this l day of April, 1993, by and between MEDTOX Laboratories, Inc., as SUBLESSOR and Wooddale Builders, Inc., as SUBLESSEE

WHEREAS, SUBLESSOR and SUBLESSEE hereto now mutually agree to lease space as herein provided.

1. SUBLESSEE shall sublease approximately 6,499 square feet, for the purpose of office/showroom in the demised premises located at 410 West County Road D, New Brighton, Minnesota.

 2. Term: The term for the 6,499 square feet at 410 West County Road D shall commence April 1, 1993 and continue until May 31, 1993. SUBLESSEE specifically agrees to vacate premises no later than May 31, 1993.

3. Gross Rent: SUBLESSEE shall pay rent in the amount of Three Thousand Three Hundred Eighty Five and no/100 ($3,385.00) Dollars per month gross for the term of this Agreement. However, SUBLESSEE shall be responsible for any utility cost throughout Sublease Term. Said gross rent shall be due on the first of every month.

4. Master Lease: SUBLESSOR is the Lessee of the premises by virtue of a lease hereinafter referred to as the Master Lease dated March 5, 1992, wherein Phoenix Home Life Mutual Insurance Company is the LESSOR, hereinafter referred to as the Master Lessor. The SUBLEASE is and shall be at all times subject and subordinate to the Master Lease. SUBLESSOR represents to SUBLESSEE that the Master Lease is in full force and effect and that to the best of SUBLESSOR's knowledge and belief, no default exists on the part of any party to the Master Lease. The terms, conditions and respective obligations of SUBLESSOR and SUBLESSEE to each other under this Sublease shall, be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean, the SUBLESSOR herein and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean the SUBLESSEE herein.

 5. SUBLESSEE shall not at any time during its temporary occupancy make any changes or alterations to the demised premises, structural or otherwise, including changing of any locks, nor to any improvements or fixtures located in the demised premises, nor shall it cause or suffer any mechanic's or other liens or claims therefore to be imposed against the demised premises.

6. It is expressly agreed that SUBLESSOR shall have no responsibility or liability for damage caused to any inventory or personal property placed by SUBLESSEE in the premises regardless of the cause of the damage, and SUBLESSEE agrees to carry, at its own expense, adequate inventory insurance and public liability insurance. SUBLESSOR shall be named as an additional insured party. SUBLESSEE shall provide SUBLESSOR with proof of insurance prior to commencement of this Sublease. SUBLESSEE's insurance policy shall provide for at a minimum $100,000.00 individual, $300,000.00 liability, and $50,000.00 property coverages and shall not be canceled without 15 days' prior written notice to SUBLESSOR.

 7. SUBLESSEE shall allow no improper or unlawful use of the demised premises.

 8. In the event of damage or destruction of all or any part of the demised premises, the right of SUBLESSEE to occupancy shall immediately terminate and any obligation of SUBLESSOR arising hereunder shall cease.

 9. SUBLESSEE agrees that SUBLESSOR and its agents shall not be liable for any damage or injury to SUBLESSEE, its agents, employees or invitees entering the premises; or the building of which the demised premises forms a part; or to goods or chattels therein resulting from any defect in the demised premises or its equipment or fixtures, and further agrees to indemnify and save SUBLESSOR harmless from all claims of every kind and nature resulting from its temporary occupancy of the demised premises.

10. SUBLESSEE agrees to accept the demised premises in an "as is" condition.

11. Utility cost incurred during the Sublease Term shall be the sole and exclusive responsibility of SUBLESSEE. in no event shall the SUBLESSOR be responsible for any utility costs.

12. Attorney's Fees: If any party named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

SUBLESSEE:                           SUBLESSOR:

Wooddale Builders, Inc.              MEDTOX Laboratories, Inc.
By: /s/  ???????                     By:  /s/ ??????
Its: President                       Its: President
Date: 4/1/93                         Date: 4/9/93

Master LESSOR's Consent:
By: Nadine Huff
Its: Director, Real Estate
Date: 4/16/93